Exhibit 99.1

For Immediate Release	Media Contact: Hannah Burns 212-526-4064

Investor Contact: Shaun Butler 212-526-8381

LEHMAN BROTHERS REPORTS RECORD FIRST QUARTER RESULTS

- Reports Record Net Revenues, Net Income and Earnings Per Share -

NEW YORK— March 14, 2007 — Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported record net income of $1.15 billion, or $1.96 per common share (diluted), for the first quarter ended February 28, 2007, representing increases of 6% and 7%, respectively, from net income of $1.09 billion, or $1.83 per common share (diluted), reported for the first quarter of fiscal 2006.  Fourth quarter fiscal 2006 net income was $1.00 billion, or $1.72 per common share (diluted).  The 2006 first quarter results include an after-tax gain of $47 million, or $0.08 per common share (diluted), from the cumulative effect of a change in accounting principle associated with the Firm’s adoption of SFAS 123R on December 1, 2005.

First Quarter Business Highlights

•                  Reported record net revenues in the Capital Markets and Investment Management segments

•                  Reported record net revenues in both Europe and Asia

•                  Announced the acquisition of Grange Securities Limited, marking the Firm’s entrance into Australia

•                  Named the #1 “Most Admired Company” in the securities industry by Fortune magazine in its annual ranking of “America’s Most Admired Companies”

Chairman and Chief Executive Officer Richard S. Fuld, Jr. said, “By expanding our global footprint, building our capabilities and partnering with our clients, we have again posted record net revenues, net income and earnings per share.  Our results clearly demonstrate that we are better positioned than ever to create value for our clients and our shareholders.”

Net revenues (total revenues less interest expense) for the first quarter of fiscal 2007 were a record $5.0 billion, an increase of 13% from $4.5 billion reported in the first quarter of fiscal 2006 and an increase of 11% from the $4.5 billion reported in the fourth quarter of fiscal 2006.  Capital Markets reported record net revenues of $3.5 billion in the first quarter of fiscal 2007, an increase of 15% from $3.0 billion in the first quarter of fiscal 2006, driven by strong performances in both Fixed Income and Equities Capital Markets.  Fixed Income Capital Markets reported net revenues of $2.2 billion, its second highest revenue quarter and an increase of 3% from $2.1 billion in the first quarter of fiscal 2006, reflecting record results in credit products as well as a strong performance in real estate, partially offset by declines in securitized products due to weakness in the U.S. residential mortgage sector and in interest rate products.  Equities Capital Markets reported record net revenues of $1.3 billion, an increase of 42% from $944 million in the first quarter of fiscal 2006, driven by continued growth in execution services and prime brokerage activities, as well as solid customer flow activities and strong equity markets.  Investment Banking reported its second highest revenue quarter, increasing 2% to $850 million from $835 million in the first quarter of fiscal 2006.  These revenues were driven by record debt origination, which increased 4% to $428 million from $410 million in the first quarter of fiscal 2006, and strong merger and acquisition advisory revenues, which increased 9% to $247 million from $226 million in the first quarter of fiscal 2006, partially offset by lower revenues in equity origination as compared to the first quarter of fiscal 2006.  Investment Management reported record net revenues of $695 million, an increase of 20% from $580 million in the first quarter of fiscal 2006.  This performance was driven by record revenues in both Asset Management, which increased 13% to $416 million from $368 million in the first quarter of fiscal 2006, and Private Investment Management, which increased 32% to $279 million from $212 million in the first quarter of fiscal 2006.  Assets under management grew to a record $236 billion.

Non-interest expenses for the first quarter of fiscal 2007 were $3.3 billion, compared to $2.9 billion in the first quarter of fiscal 2006 and $3.0 billion in the fourth quarter of fiscal 2006.  Compensation and benefits as a percentage of net revenues was 49.3% during the first quarter of fiscal 2007, consistent with both the first and fourth quarters of fiscal 2006.  Non-personnel expenses in the first quarter of fiscal 2007 were $860 million, compared with $809 million in the fourth quarter of fiscal 2006 and $711 million in the first quarter of fiscal 2006, reflecting higher brokerage and clearing expenses and continued investments in the franchise.

The Firm’s pre-tax margin was 33.7% for the first quarter of fiscal 2007, compared to 34.8% for the first quarter of fiscal 2006.  Return on average common equity was 24.4% for the first quarter of fiscal 2007, compared with 26.7% for the first quarter of fiscal 2006.  Return on average tangible common equity was 29.9% for the first quarter of fiscal 2007, compared with 33.5% for the first quarter of fiscal 2006.

As of February 28, 2007, Lehman Brothers’ total stockholders’ equity was $20.0 billion, and total long-term capital (stockholders’ equity and long-term borrowings, excluding any borrowings with remaining maturities of less than twelve months) was $109.0 billion.  Book value per common share was $35.15.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high net worth individuals worldwide.  Founded in 1850, Lehman Brothers maintains leadership positions in investment banking, equity and fixed income sales, trading and research, private investment management, asset management and private equity.  The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world.  For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm’s Web site at www.lehman.com.

Conference Call

A conference call, to discuss the Firm’s financial results and outlook, will be held today at 10:00 a.m. ET.  The call will be open to the public. Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182 or from outside the U.S., 517-623-4500.  The pass code for all callers is LEHMAN.  The conference call will also be accessible through the “Shareholders” section of the Firm’s Web site under the subcategory “Webcasts.”  For those unable to listen to the live broadcast, a replay will be available on the Firm’s Web site or by dialing 800-372-5608 (domestic) or 402-344-6818 (international).  The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site and by phone until 11:59 p.m. ET on April 14, 2007.

Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements.  The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Firm’s most recent Annual Report on Form 10-K.

# # #

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except share data)

	Feb 28,	Nov 30,	Aug 31,	May 31,	Feb 28,
	2007	2006	2006	2006	2006
Income Statement
Net Revenues	$5,047	$4,533	$4,178	$4,411	$4,461
Non-Interest Expenses:
Compensation and Benefits	2,488	2,235	2,060	2,175	2,199
Non-personnel Expenses	860	809	751	738	711
Income Before Cumulative Effect of Accounting Change	1,146	1,004	916	1,002	1,038
Cumulative Effect of Accounting Change	—	—	—	—	47
Net Income	1,146	1,004	916	1,002	1,085
Net Income Applicable to Common Stock	1,129	987	899	986	1,069

Earnings per Basic Common Share:(a)
Before Cumulative Effect of Accounting Change	$2.09	$1.83	$1.66	$1.81	$1.87
Cumulative Effect of Accounting Change	—	—	—	—	0.09
Earnings per Basic Common Share	$2.09	$1.83	$1.66	$1.81	$1.96

Earnings per Diluted Common Share:(a)
Before Cumulative Effect of Accounting Change	$1.96	$1.72	$1.57	$1.69	$1.75
Cumulative Effect of Accounting Change	—	—	—	—	0.08
Earnings per Diluted Common Share	$1.96	$1.72	$1.57	$1.69	$1.83

Financial Ratios (%)
Return on Average Common Stockholders’ Equity (annualized)(b)	24.4%	22.3%	21.0%	23.7%	26.7%
Return on Average Tangible Common Stockholders’ Equity (annualized)(c)	29.9%	27.6%	26.1%	29.5%	33.5%
Pre-tax Margin	33.7%	32.8%	32.7%	34.0%	34.8%
Compensation and Benefits/Net Revenues	49.3%	49.3%	49.3%	49.3%	49.3%
Effective Tax Rate	32.5%	32.5%	33.0%	33.1%	33.1%

Financial Condition
Total Assets	$560,700	$503,545	$473,737	$456,202	$439,796
Net Assets(d)	299,169	268,936	239,424	240,719	227,048
Common Stockholders’ Equity(e)	18,910	18,096	17,301	16,887	16,398
Total Stockholders’ Equity	20,005	19,191	18,396	17,982	17,493
Total Stockholders’ Equity Plus Junior Subordinated Notes(d)	23,018	21,929	21,088	20,699	20,116
Tangible Equity Capital(d)	19,487	18,567	17,724	17,402	16,834
Total Long-Term Capital(f)	109,001	100,369	92,430	90,502	76,224
Book Value per Common Share(g)(a)	35.15	33.87	32.16	31.08	30.01
Leverage Ratio(h)	28.0x	26.2x	25.8x	25.4x	25.1x
Net Leverage Ratio(d)	15.4x	14.5x	13.5x	13.8x	13.5x

Other Data (#s)
Employees	27,090	25,936	24,775	23,387	22,919
Assets Under Management (in billions)	$236	$225	$207	$198	$188
Common Stock Outstanding (in millions)(a)	534.9	533.4	530.3	540.3	538.3
Weighted Average Shares (in millions):(a)
Basic	540.9	539.2	540.9	545.1	546.3
Diluted	575.4	573.1	573.3	582.8	584.2

See Footnotes to Selected Statistical Information on page 6.

LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)

(a)          Share and per common share amounts for the quarter ended February 28, 2006 have been restated to reflect the two-for-one stock split on April 28, 2006.

(b)         Return on average common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders’ equity. See the reconciliation on page 9.

(c)          Return on average tangible common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average common stockholders’ equity less average identifiable intangible assets and goodwill. See the reconciliation on page 9. Management believes tangible common stockholders’ equity is a meaningful measure because it reflects the common stockholders’ equity deployed in our businesses.

(d)         Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net leverage based on net assets to be a more useful measure of leverage, because it excludes certain low-risk, non-inventory assets and utilizes tangible equity capital as a measure of our equity base. We believe tangible equity to be a more meaningful measure of our equity base as it includes stockholders’ equity and junior subordinated notes (which we consider to be equity-like instruments due to their subordinated and long-term nature) and excludes identifiable intangible assets and goodwill (which we do not consider available to support our remaining net assets). See the reconciliation on page 11. This definition of net leverage is used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly titled measures provided by other companies in the securities industry because of different methods of calculation.

(e)          Effective December 1, 2006, we adopted both Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, and SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The aggregate impact to opening retained earnings from the adoption of these standards was an after-tax increase of approximately $67 million (approximately $113 million pre-tax).

(f)            Total long-term capital includes long-term borrowings (excluding any borrowings with remaining maturities of less than twelve months) and total stockholders’ equity. We believe total long-term capital is useful to investors as a measure of our financial strength.

(g)         The book value per common share calculation includes amortized restricted stock units granted under stock award programs.

(h)         Leverage ratio is defined as total assets divided by total stockholders’ equity.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Quarter Ended			% Change from
	Feb 28, 2007	Nov 30, 2006	Feb 28, 2006 (a)	Nov 30, 2006	Feb 28, 2006

Revenues:
Principal transactions	$2,921	$2,504	$2,462
Investment banking	850	858	835
Commissions	540	521	488
Interest and dividends	9,089	8,898	6,192
Asset management and other	395	379	330
Total revenues	13,795	13,160	10,307
Interest expense	8,748	8,627	5,846
Net revenues	5,047	4,533	4,461	11%	13%

Non-interest expenses:
Compensation and benefits	2,488	2,235	2,199
Technology and communications	266	261	228
Brokerage, clearance and distribution fees	194	167	141
Occupancy	146	131	141
Professional fees	98	118	72
Business development	84	90	60
Other	72	42	69
Total non-interest expenses	3,348	3,044	2,910	10%	15%
Income before provision for income taxes	1,699	1,489	1,551
Provision for income taxes	553	485	513
Income before cumulative effect of accounting change	1,146	1,004	1,038
Cumulative effect of accounting change	―	―	47
Net income	$1,146	$1,004	$1,085	14%	6%
Net income applicable to common stock	$1,129	$987	$1,069	14%	6%

Earnings per basic common share: (b)
Before cumulative effect of accounting change	$2.09	$1.83	$1.87
Cumulative effect of accounting change	―	―	0.09
Earnings per basic common share	$2.09	$1.83	$1.96	14%	7%

Earnings per diluted common share: (b)
Before cumulative effect of accounting change	$1.96	$1.72	$1.75
Cumulative effect of accounting change	―	―	0.08
Earnings per diluted common share	$1.96	$1.72	$1.83	14%	7%

(a)          Certain revenues in the first quarter of 2006 have been reclassified to conform to the first quarter 2007 and fourth quarter 2006 presentation.

(b)         Earnings per share for the quarter ended February 28, 2006 have been restated to reflect the two-for-one stock split on April 28, 2006.

LEHMAN BROTHERS HOLDINGS INC.

SEGMENT NET REVENUE INFORMATION

(Preliminary and Unaudited)

(In millions)

	Quarter Ended			% Change from
	Feb 28, 2007	Nov 30, 2006	Feb 28, 2006	Nov 30, 2006	Feb 28, 2006

Capital Markets:
Fixed Income	$2,164	$2,135	$2,102
Equities	1,338	900	944
Total	3,502	3,035	3,046	15%	15%

Investment Banking:
Global Finance — Debt	428	378	410
Global Finance - Equity	175	224	199
Advisory Services	247	256	226
Total	850	858	835	(1)%	2%

Investment Management:
Asset Management	416	368	368
Private Investment Management	279	272	212
Total	695	640	580	9%	20%

Total Net Revenues	$5,047	$4,533	$4,461	11%	13%

LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS’ EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
(Preliminary and Unaudited)
(In millions)

	Quarter Ended
	Feb 28, 2007	Nov 30, 2006	Aug 31, 2006	May 31, 2006	Feb 28, 2006

Average common stockholders’ equity	$18,537	$17,699	$17,094	$16,643	$16,049
Less: average identifiable intangible assets and goodwill	(3,447)	(3,363)	(3,331)	(3,290)	(3,269)
Average tangible common stockholders’ equity	$15,090	$14,336	$13,763	$13,353	$12,780

LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)

	At
	Feb 28,	Nov 30,	Feb 28,
	2007	2006	2006
Composition of Assets Under Management
Equity	$96	$95	$83
Fixed Income	62	61	56
Money Markets	56	48	32
Alternative Investments	22	21	17
Assets Under Management	$236	$225	$188

	Quarter Ended
	Feb 28,	Nov 30,	Feb 28,
	2007	2006	2006
Assets Under Management Rollforward
Opening balance	$225	$207	$175
Net additions	8	10	9
Net market appreciation	3	8	4
Total increase	11	18	13
Ending balance	$236	$225	$188

LEHMAN BROTHERS HOLDINGS INC.
LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

	Feb 28, 2007	Nov 30, 2006	Aug 31, 2006	May 31, 2006	Feb 28, 2006
Net assets:
Total assets	$560,700	$503,545	$473,737	$456,202	$439,796
Less:
Cash and securities segregated and on deposit for regulatory and other purposes	(6,300)	(6,091)	(5,736)	(6,810)	(5,569)
Securities received as collateral	(6,900)	(6,099)	(5,046)	(5,382)	(5,001)
Collateralized agreements	(244,800)	(219,057)	(220,167)	(199,994)	(198,896)
Identifiable intangible assets and goodwill	(3,531)	(3,362)	(3,364)	(3,297)	(3,282)
Net assets	$299,169	$268,936	$239,424	$240,719	$227,048

Tangible equity capital:
Total stockholders’ equity	$20,005	$19,191	$18,396	$17,982	$17,493
Junior subordinated notes	3,013	2,738	2,692	2,717	2,623
Less: Identifiable intangible assets and goodwill	(3,531)	(3,362)	(3,364)	(3,297)	(3,282)
Tangible equity capital	$19,487	$18,567	$17,724	$17,402	$16,834

Leverage (total assets / total stockholders’ equity)	28.0x	26.2x	25.8x	25.4x	25.1x

Net leverage (net assets / tangible equity capital)	15.4x	14.5x	13.5x	13.8x	13.5x